Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS THIRD QUARTER FINANCIAL RESULTS

•	Third quarter sales of $52.2 million increased 11% sequentially and 43% from Q3 2016

•	DynaEnergetics sales up 32% sequentially, NobelClad sales decline 17% from prior quarter

•	Consolidated gross margin improves to 33% from 30% in Q2 2017 and 23% in Q3 2016

•	Non-cash goodwill impairment charge of $17.6 million relates to NobelClad business

•	Net loss, which includes impairment charge, was $14.1 million

•	Excluding impairment charge, third quarter adjusted net income* was $3.2 million, adjusted operating income* was $5.1 million and adjusted EBITDA* was $8.6 million

•	NobelClad receives purchase order for $7.4 million petrochemical project; books $1.7 million order related to new metal-processing application, both for delivery in 2018

BOULDER, Colo. - October 26, 2017 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its third quarter ended September 30, 2017.

Sales were $52.2 million, an 11% sequential increase and a 43% increase versus the third quarter of 2016. Sales were above management’s forecast due to accelerating growth at DynaEnergetics, DMC’s oilfield products business, where sales reached a single-quarter record.

Third quarter gross margin was 33% versus 30% in the second quarter and 23% in the year-ago third quarter. The gross margin expansion reflects improved pricing and a more favorable product mix.

During the third quarter, DMC recorded an impairment charge of $17.6 million related to writing off the full goodwill balance at NobelClad, DMC’s explosion welding business. Weak capital spending in NobelClad’s industrial infrastructure and energy markets has led to a downturn in both large-project orders and smaller repair and maintenance work. Although a recovery in NobelClad’s financial performance is expected to begin in 2018, the goodwill impairment charge reflects lower activity levels in NobelClad’s primary end markets during the second half of 2017.

Including the goodwill impairment charge, third quarter operating loss was $12.4 million versus an operating loss of $2.4 million in last year’s third quarter. Excluding the charge, third quarter adjusted operating income was $5.1 million.

Net loss was $14.1 million, or $0.98 per diluted share, versus a net loss of $3.1 million, or $0.22 per diluted share, in the year-ago third quarter. Excluding the goodwill impairment charge, third quarter adjusted net income was $3.2 million, or $0.22 per diluted share.

Third quarter adjusted EBITDA* was $8.6 million versus $6.0 million in the second quarter and $1.2 million in last year’s third quarter.

Net debt* (lines of credit less cash and cash equivalents) at September 30, 2017, was $13.1 million versus $15.3 million at the end of the second quarter and $9.3 million at December 31, 2016.

DynaEnergetics
Third quarter sales at DynaEnergetics were a record $35.3 million, up 32% sequentially and 80% versus last year’s third quarter. The results were 20% above DynaEnergetics’ prior quarterly sales record achieved in the fourth quarter of 2014. Gross margin was 39%, up from 28% in last year's third quarter. Operating income was $6.9 million versus an operating loss of $977,000 in the comparable year-ago quarter. Adjusted EBITDA was $8.6 million versus $1.2 million in the 2016 third quarter.

NobelClad
NobelClad reported third-quarter sales of $16.8 million, down 17% sequentially and flat versus the 2016 third quarter. Gross margin was 21% versus 18% in last year's third quarter. Operating loss was $17.0 million versus operating income of $701,000 in the year-ago quarter. Excluding the goodwill impairment charge, adjusted operating income was $554,000. Adjusted EBITDA was $1.5 million versus $1.7 million in last year's third quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the third quarter was 0.93. Order backlog was $32.0 million, up 16% from $27.7 million at the end of the second quarter. Backlog at September 30, 2017, does not include the $7.4 million petrochemical order, which will be reflected in NobelClad’s year-end backlog.

Nine-month results
Consolidated sales for the nine-month period were $138.3 million, up 17% from $118.4 million in the 2016 nine-month period. Gross margin was 30% versus 24% in the same period a year ago. Operating loss was $12.8 million, versus a loss from operations of $3.3 million in the comparable year-ago period. Excluding goodwill impairment and restructuring charges, nine-month adjusted operating income was $5.3 million.

Net loss for the period was $16.9 million, or $1.18 per diluted share, versus a net loss of $4.3 million, or $0.31 per diluted share, in the same period a year ago. Excluding goodwill impairment and restructuring charges, adjusted net income was $850,000, or $0.06 per diluted share.

Adjusted EBITDA was $15.5 million versus $7.5 million for last year’s nine-month period.

DynaEnergetics
Nine-month sales at DynaEnergetics were $84.2 million, up 68% from $50.0 million in last year’s nine-month period. Operating income was $8.9 million versus an operating loss of $3.0 million in the comparable year-ago period. Adjusted EBITDA was $14.5 million versus $3.2 million in last year’s nine-month period.

NobelClad
NobelClad reported nine-month sales of $54.1 million, down 21% from $68.4 million at the nine-month mark last year. Operating loss was $14.3 million versus operating income of $6.3 million in the comparable year-ago period. Excluding the impairment charge, nine-month adjusted operating income was $3.3 million. Adjusted EBITDA was $6.2 million versus $9.3 million at the nine-month mark last year.

Management Commentary
“Strong demand for DynaEnergetics’ intrinsically safe, addressable initiating systems, coupled with an active unconventional well-completion industry in North America, drove our better-than-expected third quarter results,” said Kevin Longe, president and CEO.  “DynaEnergetics’ initiating systems, which include the DynaSelect™ detonator, represent the enabling technology within the successful Factory-assembled, Performance-assured™ DynaStage™ system.  These advanced systems are providing DynaEnergetics’

growing roster of oilfield services customers with important performance benefits, while also driving down their operating costs.”

Longe said approximately 65% of DynaEnergetics’ third quarter revenue was associated with its intrinsically safe product offerings. “The overarching mission at DynaEnergetics is to advance the well-completions industry toward safer, more reliable perforating systems. The recent performance of the business clearly indicates DynaEnergetics is delivering on this objective.”

DynaEnergetics’ recently announced plans to significantly expand the manufacturing and assembly capacity of its DynaSelect, DynaStage and shaped-charge product lines. A new 40,000-square-foot manufacturing center is scheduled to open during next year’s third quarter in Blum, Texas, where the business will double its shaped charge production capacity. A second automated DynaSelect detonator line is scheduled for installation next year at DynaEnergetics’ facility in Troisdorf Germany, and the business also plans to re-open its DynaStage assembly center in Mt. Braddock Pennsylvania before the end of 2017.

Longe said that although 2017 has been a challenging year in NobelClad’s end markets, three of the large orders the business has been pursuing for the past several quarters have now been secured. “In addition to the $4 million petrochemical order we referenced in our last earnings announcement, NobelClad received a $1.7 million order for a project in the mining industry. This order represents an important achievement by NobelClad’s market development team, as the clad plates will be used to address a new metals processing application. After the close of the third quarter, NobelClad also received a $7.4 million purchase order related to a petrochemical project in Asia. This is the largest order NobelClad has secured in more than four years.”

Longe concluded, “I am very encouraged by the recent achievements at DynaEnergetics and NobelClad, and am confident both businesses are positioned for profitable growth in 2018 and beyond.”

Guidance
Michael Kuta, CFO, said fourth quarter sales are expected to increase approximately 30 percent versus the $40.2 million reported in the 2016 fourth quarter. Gross margin is expected to be approximately 30% versus the 25% in the year-ago fourth quarter. Selling, general and administrative expense is expected in a range of $12.0 million to $12.5 million versus $10.9 million in the same quarter last year. The anticipated SG&A increase relates to higher patent litigation expense expected at DynaEnergetics, as well as increased investments in resources for growth at both DynaEnergetics and NobelClad. Amortization expense is expected to be approximately $1.0 million. Fourth quarter adjusted EBITDA is expected to be approximately $6.0 million versus $1.5 million in last year’s fourth quarter.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/event/21170, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through November 2, 2017, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #21170.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, and net debt are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings (loss) per share is defined as diluted earnings (loss) per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as lines of credit less cash and cash equivalents. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss), net income (loss) and diluted earnings (loss) per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including fourth quarter guidance on sales and gross margin, SG&A, amortization expenses, adjusted EBITDA; the capacity expansion plans at DynaEnergetics, and the anticipated profitable growth at both DynaEnergetics and NobelClad in 2018 and beyond. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2016.  We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sequential	Year-on-year
NET SALES	$52,161	$47,190	$36,553	11%	43%
COST OF PRODUCTS SOLD	34,999	33,172	28,096	6%	25%
Gross profit	17,162	14,018	8,457	22%	103%
COSTS AND EXPENSES:
General and administrative expenses	6,535	6,082	5,685	7%	15%
Selling and distribution expenses	4,446	4,492	3,832	-1%	16%
Amortization of purchased intangible assets	1,046	1,004	1,009	4%	4%
Restructuring expenses	—	458	373	n/a	n/a
Goodwill impairment charge	17,584	—	—	n/a	n/a
Total costs and expenses	29,611	12,036	10,899	146%	172%
OPERATING INCOME (LOSS)	(12,449)	1,982	(2,442)	-728%	-410%
OTHER EXPENSE:
Other income (expense), net	(436)	(949)	(157)	54%	-178%
Interest expense, net	(367)	(330)	(265)	-11%	-38%
INCOME (LOSS) BEFORE INCOME TAXES	(13,252)	703	(2,864)	-1,985%	-363%
INCOME TAX PROVISION	812	514	272	58%	199%
NET INCOME (LOSS)	(14,064)	189	(3,136)	-7,541%	-348%
NET INCOME (LOSS) PER SHARE
Basic	$(0.98)	$0.01	$(0.22)	-9,900%	-345%
Diluted	$(0.98)	$0.01	$(0.22)	-9,900%	-345%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,368,225	14,348,353	14,195,921	—%	1%
Diluted	14,368,225	14,348,353	14,195,921	—%	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Nine months ended		Change
	Sep 30, 2017	Sep 30, 2016	Year-on-year
NET SALES	$138,314	$118,402	17%
COST OF PRODUCTS SOLD	96,767	89,652	8%
Gross profit	41,547	28,750	45%
COSTS AND EXPENSES:
General and administrative expenses	19,821	15,522	28%
Selling and distribution expenses	13,420	12,352	9%
Amortization of purchased intangible assets	3,034	3,023	—%
Restructuring expenses	458	1,202	-62%
Goodwill impairment charge	17,584	—	n/a
Total costs and expenses	54,317	32,099	69%
OPERATING LOSS	(12,770)	(3,349)	-281%
OTHER INCOME (EXPENSE):
Other income (expense), net	(965)	178	-642%
Interest expense, net	(1,201)	(824)	-46%
LOSS BEFORE INCOME TAXES	(14,936)	(3,995)	-274%
INCOME TAX PROVISION	1,956	321	509%
NET LOSS	(16,892)	(4,316)	-291%
LOSS PER SHARE
Basic	$(1.18)	$(0.31)	-281%
Diluted	$(1.18)	$(0.31)	-281%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,333,452	14,105,594	2%
Diluted	14,333,452	14,105,594	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.06

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sequential	Year-on-year
Net sales	$35,320	$26,821	$19,638	32%	80%
Gross profit	13,668	9,033	5,399	51%	153%
Gross profit percentage	38.7%	33.7%	27.5%
COSTS AND EXPENSES:
General and administrative expenses	3,186	2,968	2,739	7%	16%
Selling and distribution expenses	2,669	2,699	2,350	-1%	14%
Amortization of purchased intangible assets	946	910	914	4%	4%
Restructuring expenses	—	458	373	-100%	—%
Operating income	6,867	1,998	(977)	244%	803%
Adjusted EBITDA	$8,624	$4,160	$1,159	107%	644%

	Nine months ended		Change
	Sep 30, 2017	Sep 30, 2016	Year-on-year
Net sales	$84,169	$50,028	68%
Gross profit	29,863	15,187	97%
Gross profit percentage	35.5%	30.4%
COSTS AND EXPENSES:
General and administrative expenses	9,713	6,510	49%
Selling and distribution expenses	8,035	7,771	3%
Amortization of purchased intangible assets	2,749	2,737	—%
Restructuring expenses	458	1,128	-59%
Operating income (loss)	8,908	(2,959)	401%
Adjusted EBITDA	$14,503	$3,216	351%

NobelClad

	Three months ended			Change
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sequential	Year-on-year
Net sales	$16,841	$20,369	$16,915	-17%	—%
Gross profit	3,560	5,061	3,112	-30%	14%
Gross profit percentage	21.1%	24.8%	18.4%
COSTS AND EXPENSES:
General and administrative expenses	1,210	958	907	26%	33%
Selling and distribution expenses	1,696	1,687	1,409	1%	20%
Amortization of purchased intangible assets	100	94	95	6%	5%
Goodwill impairment charge	17,584	—	—	—%	—%
Operating income (loss)	(17,030)	2,322	701	-833%	-2,529%
Adjusted EBITDA	$1,486	$3,328	$1,707	-55%	-13%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Nine months ended		Change
	Sep 30, 2017	Sep 30, 2016	Year-on-year
Net sales	$54,145	$68,374	-21%
Gross profit	11,885	13,728	-13%
Gross profit percentage	22.0%	20.1%
COSTS AND EXPENSES:
General and administrative expenses	3,206	2,754	16%
Selling and distribution expenses	5,123	4,348	18%
Amortization of purchased intangible assets	285	286	—%
Goodwill impairment charge	17,584	—	—%
Operating income (loss)	(14,313)	6,340	-326%
Adjusted EBITDA	$6,198	$9,340	-34%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Sep 30, 2017	Dec 31, 2016	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$8,861	$6,419	38%
Accounts receivable, net	45,443	32,959	38%
Inventory, net	31,489	28,833	9%
Other current assets	5,293	5,148	3%

Total current assets	91,086	73,359	24%

Property, plant and equipment, net	59,585	57,133	4%
Goodwill, net	—	16,097	-100%
Purchased intangible assets, net	13,980	15,827	-12%
Other long-term assets	215	139	55%

Total assets	$164,866	$162,555	1%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$15,794	$13,260	19%
Accrued anti-dumping duties	3,585	6,550	-45%
Customer advances	2,772	2,619	6%
Dividend payable	295	290	2%
Accrued income taxes	958	548	75%
Other current liabilities	9,625	7,480	29%

Total current liabilities	33,029	30,747	7%

Lines of credit	21,958	15,732	40%
Deferred tax liabilities	1,040	1,448	-28%
Other long-term liabilities	2,534	2,219	14%
Stockholders' equity	106,305	112,409	-5%

Total liabilities and stockholders' equity	$164,866	$162,555	1%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(14,064)	$189	$(3,136)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	1,643	1,706	1,760
Amortization of purchased intangible assets	1,046	1,004	1,009
Amortization of deferred debt issuance costs	31	29	40
Stock-based compensation	743	811	478
Deferred income tax	(401)	(353)	169
Gain (loss) on disposal of property, plant and equipment	(25)	(24)	23
Restructuring expenses	—	458	373
Goodwill impairment charge	17,584	—	—
Change in working capital, net	(2,906)	(1,766)	8,681
Net cash (used in) provided by operating activities	3,651	2,054	9,397
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,132)	(518)	(2,844)
Proceeds on sale of property, plant and equipment	—	—	1
Change in other non-current assets	—	—	(5)
Net cash used in investing activities	(1,132)	(518)	(2,848)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(2,000)	2,000	(8,250)
Payment of dividends	(296)	(294)	(290)
Payment of deferred debt issuance costs	—	(27)	—
Net proceeds from issuance of common stock	—	154	1
Treasury stock purchases	(76)	(38)	(21)
Net cash provided by (used in) financing activities	(2,372)	1,795	(8,560)
EFFECTS OF EXCHANGE RATES ON CASH	99	228	18

NET DECREASE IN CASH AND CASH EQUIVALENTS	246	3,559	(1,993)
CASH AND CASH EQUIVALENTS, beginning of the period	8,615	5,056	9,444
CASH AND CASH EQUIVALENTS, end of the period	$8,861	$8,615	$7,451

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2017	Sep 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,892)	$(4,316)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	5,030	5,024
Amortization of purchased intangible assets	3,034	3,023
Amortization of deferred debt issuance costs	359	123
Stock-based compensation	2,125	1,599
Deferred income tax	(408)	(563)
Gain (loss) on disposal of property, plant and equipment	(46)	35
Restructuring expenses	458	1,202
Goodwill impairment charge	17,584	—
Change in working capital, net	(10,726)	11,712
Net cash (used in) provided by operating activities	518	17,839
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(3,299)	(4,070)
Proceeds on sale of property, plant and equipment	2	31
Change in other non-current assets	—	31
Net cash used in investing activities	(3,297)	(4,008)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	6,000	(12,250)
Payments on capital lease obligations	—	(3)
Payment of dividends	(880)	(861)
Payment of deferred debt issuance costs	(133)	—
Net proceeds from issuance of common stock	154	190
Treasury stock purchases	(336)	(21)
Net cash provided by (used in) financing activities	4,805	(12,945)
EFFECTS OF EXCHANGE RATES ON CASH	416	274

NET DECREASE IN CASH AND CASH EQUIVALENTS	2,442	1,160
CASH AND CASH EQUIVALENTS, beginning of the period	6,419	6,291
CASH AND CASH EQUIVALENTS, end of the period	$8,861	$7,451

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sequential	Year-on-year
Net income (loss)	$(14,064)	$189	$(3,136)	-7,541%	-348%
Interest expense	367	330	265	11%	38%
Income tax provision	812	514	272	58%	199%
Depreciation	1,643	1,706	1,760	-4%	-7%
Amortization of purchased intangible assets	1,046	1,004	1,009	4%	4%

EBITDA	(10,196)	3,743	170	-372%	-6,098%
Restructuring	—	458	373	-100%	-100%
Goodwill impairment charge	17,584	—	—	—%	—%
Stock-based compensation	743	811	478	-8%	55%
Other (income), net	436	949	157	-54%	178%

Adjusted EBITDA	$8,567	$5,961	$1,178	44%	627%

	Nine months ended		Change
	Sep 30, 2017	Sep 30, 2016	Year-on-year
Net loss	$(16,892)	$(4,316)	-291%
Interest expense	1,203	826	46%
Interest income	(2)	(2)	—%
Income tax provision	1,956	321	509%
Depreciation	5,030	5,024	—%
Amortization of purchased intangible assets	3,034	3,023	—%

EBITDA	(5,671)	4,876	-216%
Restructuring	458	1,202	-62%
Goodwill impairment charge	17,584	—	—%
Stock-based compensation	2,125	1,599	33%
Other (income), net	965	(178)	642%

Adjusted EBITDA	$15,461	$7,499	106%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted operating income (loss)

	Three months ended			Change
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sequential	Year-on-year
Operating income (loss), as reported	$(12,449)	$1,982	$(2,442)	-728%	-410%
Restructuring programs:
DynaEnergetics	—	(458)	(373)	100%	100%
Goodwill impairment charge	(17,584)	—	—	—%	—%

Adjusted operating income (loss)	$5,135	$2,440	$(2,069)	110%	348%

	Nine months ended		Change
	Sep 30, 2017	Sep 30, 2016	Year-on-year
Operating loss, as reported	$(12,770)	$(3,349)	-281%
Restructuring programs:
DynaEnergetics	(458)	(1,128)	59%
Corporate	—	(74)	100%
Goodwill impairment charge	(17,584)	—	—%

Adjusted operating income (loss)	$5,272	$(2,147)	346%

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

	Three months ended September 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(13,252)	$812	$(14,064)	$(0.98)
Goodwill impairment charge	(17,584)	(300)	(17,284)	(1.20)

Net income, excluding charges	$4,332	$1,112	$3,220	$0.22

	Three months ended June 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$703	$514	$189	$0.01
Restructuring programs:
DynaEnergetics	(458)	—	(458)	(0.03)

Net income, excluding charges	$1,161	$514	$647	$0.04

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended September 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(2,864)	$272	$(3,136)	$(0.22)
Restructuring programs:
DynaEnergetics	(373)	(5)	(368)	(0.03)

Net income (loss), excluding charges	$(2,491)	$277	$(2,768)	$(0.19)

	Nine months ended September 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(14,936)	$1,956	$(16,892)	$(1.18)
Restructuring programs:
DynaEnergetics	(458)	—	(458)	(0.03)
Goodwill impairment charge	(17,584)	(300)	(17,284)	(1.21)

Net income, excluding charges	$3,106	$2,256	$850	$0.06

	Nine months ended September 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(3,995)	$321	$(4,316)	$(0.31)
Restructuring programs:
DynaEnergetics	(1,128)	(229)	(899)	(0.07)
Corporate	(74)	—	(74)	—

Net loss, excluding charges	$(2,793)	$550	$(3,343)	$(0.24)

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sequential	Year-on-year
Operating income (loss)	$6,867	$1,998	$(977)	244%	803%
Adjustments:
Restructuring	—	458	373	-100%	-100%
Depreciation	811	794	849	2%	-4%
Amortization of purchased intangibles	946	910	914	4%	4%

Adjusted EBITDA	$8,624	$4,160	$1,159	107%	644%

	Nine months ended		Change
	Sep 30, 2017	Sep 30, 2016	Year-on-year
Operating income (loss)	$8,908	$(2,959)	401%
Adjustments:
Restructuring	458	1,128	-59%
Depreciation	2,388	2,310	3%
Amortization of purchased intangibles	2,749	2,737	—%

Adjusted EBITDA	$14,503	$3,216	351%

NobelClad

	Three months ended			Change
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sequential	Year-on-year
Operating income	$(17,030)	$2,322	$701	-833%	-2,529%
Adjustments:
Goodwill impairment charge	17,584	—	—	—%	—%
Depreciation	832	912	911	-9%	-9%
Amortization of purchased intangibles	100	94	95	6%	5%

Adjusted EBITDA	$1,486	$3,328	$1,707	-55%	-13%

	Nine months ended		Change
	Sep 30, 2017	Sep 30, 2016	Year-on-year
Operating income	$(14,313)	$6,340	-326%
Adjustments:
Goodwill impairment charge	17,584	—	—%
Depreciation	2,642	2,714	-3%
Amortization of purchased intangibles	285	286	—%

Adjusted EBITDA	$6,198	$9,340	-34%